UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2020

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Barings BDC, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	814-00733	06-1798488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 South Tryon Street, Suite 2500 Charlotte, North Carolina		28202
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 805-7200

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;                                         Compensatory Arrangements of Certain Officers.
On November 9, 2020, Thomas M. Finke submitted his resignation from the Board of Directors (the “Board”) of Barings BDC, Inc. (the “Company”), effective as of the close of business on November 30, 2020. Mr. Finke, Strategic Advisor and former Chief Executive Officer of Barings LLC (“Barings”), the Company’s external investment adviser, has decided to retire from Barings effective November 30, 2020. Mr. Finke’s resignation was not the result of a disagreement with the Company on any matter relating to its operations, policies or practices. The Board, upon recommendation from its Nominating and Corporate Governance Committee, has appointed David Mihalick to fill the vacant seat created by Mr. Finke’s resignation, effective as of the close of business on November 30, 2020, to serve as a Class III member of the Board for the remainder of the full term of such Class III directorship.
Mr. Mihalick serves as Head of U.S. Public Fixed Income at Barings, with primary responsibility for the U.S. High Yield and Investment Grade Investment Groups. Mr. Mihalick is also Chairman of the U.S. High Yield Investment Committee, a member of the Global High Yield Allocation Committee and a portfolio manager on various high yield strategies. Prior to his current role, Mr. Mihalick served as Head of Barings’ U.S. High Yield Credit Research Group. Mr. Mihalick has worked in the financial services industry since 2004. Prior to joining the firm in 2008, he was a Vice President with Wachovia Securities Leveraged Finance Group, where he was responsible for sell-side origination of leveraged loans and high yield bonds to support both corporate and private equity issuers. Prior to entering the financial services industry, he served as an officer in the United States Air Force and worked in the telecommunications industry for seven years. David holds a B.S. from the United States Air Force Academy, an M.S. from the University of Washington, and an M.B.A. from Wake Forest University.
There is no arrangement or understanding between Mr. Mihalick and any other person pursuant to which he was appointed to the Board. Further, with regard to Mr. Mihalick, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barings BDC, Inc.

Date: November 12, 2020	By:	/s/ Jonathan Bock
Jonathan Bock
Chief Financial Officer